EXHIBIT 10.1

AMENDMENT NO. 2 to JOINT DEVELOPMENT AGREEMENT

Between

FUELCELL ENERGY, INC.

and

EXXONMOBIL TECHNOLOGY AND ENGINEERING COMPANY

ExxonMobil Technology and Engineering Company f/k/a ExxonMobil Research and Engineering Company (“ExxonMobil”) and FuelCell Energy, Inc. (“FCE”) are Parties to the Joint Development Agreement with an Effective Date of October 31, 2019 and an ExxonMobil Agreement No. LAW-2019-3608 (“Agreement”).

WHEREAS, the Agreement was amended on October 31, 2021 to extend the term of the Agreement to April 30, 2022 enabling the Parties to further evaluate the incorporation of design improvements in the current fuel cell design; and

WHEREAS, the Parties now wish to further amend the Agreement to allow for continuation of research that would enable the Parties to i) gain an improved understanding of the fuel cell operating envelope for various carbon capture applications; and ii) complete data collection to support the project gate decision to use the developed technology in an FCE fuel cell module demonstration for capturing carbon at ExxonMobil’s Rotterdam facility; and

WHEREAS, the Parties agree to conduct a joint market study, each Party bearing its own costs, to define application opportunities, commercialization strategies, development requirements, and identify partners for potential pilot/demonstration projects and assess fuel cell/stack/module manufacturing scale-up and cost reduction, with a target completion date on or before October 31, 2022.

To accomplish this, effective April 30, 2022, the Parties hereby agree as follows:

1.	ExxonMobil Technology and Engineering Company shall replace all references to ExxonMobil Research and Engineering Company in the Agreement.

2.Article 12.01 Term. shall be deleted in its entirety and replaced with the following:

12.01Term.  Unless sooner terminated in accordance with this Article, this Agreement will continue in full force and effect beginning on the Effective Date and ending thirty-eight (38) months thereafter on December 31, 2022 (“Term”).

3.Article 10.01 Project Costs, a) shall be deleted in its entirety and replaced with the following:

10.01 Project Costs

a)ExxonMobil will reimburse FCE for Research Costs (i.e., cumulative FTE Costs and Direct Costs) for each Project subject to total caps set forth herein and in the relevant Project Description.  Research Costs of FCE paid for by ExxonMobil will be limted to FTE Costs for time actually spent on the Program and Direct Costs actually incurred and approved in advance by the Steering Committee.  The cumulative Research Costs for the Program will not exceed fifty million United States dollars ($50,000,000.00) over the Term of the Agreement (“Total Research Cost”).  ExxonMobil will reimburse FCE for Research Costs after receipt of invoices on a monthly basis.  Invoices for Direct Costs will be supported by relevant third party invoices received by FCE documenting such costs.  Materials shall be invoiced as incurred and subject to a thirty percent (30%) service fee.  All such payments will be made after ExxonMobil’s receipt of invoices in accordance with invocing procedures specficied in Paragraphs 10.01(b)-(e) and in Paragraph 10.04 (Invoices).

4.Article 2.03 shall be deleted in its entirety and replaced with the following:

2.03 Work Exclusivity/Independent Work. During the Term of this Agreement, FCE will not conduct any Work using Generation l Technology in Carbon Capture Applications or any Work using Generation 2 Technology, independently or with third parties outside this Agreement, without prior written approval from ExxonMobil. Notwithstanding the foregoing, ExxonMobil hereby grants approval for FCE solely to conduct Authorized Work using Generation l Technology with Authorized Third Parties for Carbon Capture Applications and any Work using Generation 2 Technology solely for Power Applications and Hydrogen Applications. For the avoidance of doubt, the Parties agree that with respect to Generation 2 Technology, FCE may conduct non-confidential exploratory discussions with third parties regarding possible demonstration or project opportunities as part of its joint market study, and as defined therein, with Exxonmobil, without prior written approval.

Except as modified herein, all provisions of the Agreement remain unchanged.

This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.  Where provided for in applicable law, this Amendment may be executed and delivered electronically.  If executing this Amendment using a handwritten signature, a Party may deliver a copy of such signature via electronic transmission and may provide the other Party a duplicate original so each Party retains an original for its records.

Each Party has caused this Amendment to be signed by its authorized representative.

FUELCELL ENERGY, INC.		EXXONMOBIL TECHNOLOGY AND ENGINEERING COMPANY
By:	/s/ Jason Few	By:	/s/ Prasanna V. Joshi

Name:	Jason Few	Name:	Prasanna V. Joshi

Title:	President and CEO	Title:	Vice President, Low Carbon Solutions Technology

Date:	April 29, 2022	Date:	April 29, 2022